UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 19, 2005
Date of Report (Date of earliest event reported):
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 8.01. Other Events.
     On September 19, 2005, Whiting Petroleum Corporation (the “Company”) issued a press release announcing its intention to sell up to $250 million aggregate principal amount of its senior subordinated notes due 2014 in a private placement in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 135c under the Securities Act, the Company is filing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.
     On September 19, 2005, the Company also issued a press release announcing that it has commenced a public offering of 5,750,000 shares of its common stock. The Company has also granted the underwriters for the offering an option to purchase up to an additional 862,500 shares to cover over-allotments, if any. The shares are being offered pursuant to an effective shelf registration statement that the Company previously filed with the U.S. Securities and Exchange Commission. The Company is filing a copy of such press release as Exhibit 99.2 hereto, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:
(99.1)	Press Release of Whiting Petroleum Corporation dated September 19, 2005.

(99.2)	Press Release of Whiting Petroleum Corporation dated September 19, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: September 19, 2005	By:	/s/ James J. Volker

James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(99.1)	Press Release of Whiting Petroleum Corporation dated September 19, 2005.

(99.2)	Press Release of Whiting Petroleum Corporation dated September 19, 2005.